UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2022
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2022, Vail Resorts, Inc. (the “Company”) announced the appointment of Angela Korch as the Company's Executive Vice President and Chief Financial Officer, effective December 22, 2022 (the “Effective Date”). Ms. Korch succeeds Michael Z. Barkin, whose departure was previously announced on July 11, 2022, and who has served as the Company’s Executive Vice President and Chief Financial Officer since April 8, 2013. Mr. Barkin’s last day with the Company will be January 1, 2023.

Ms. Korch rejoins the Company from CorePower Yoga, where she served as Chief Financial Officer since May 2020. Ms. Korch originally joined the Company in 2010 and held several successive leadership roles, including Vice President of Corporate & Mountain Finance. During her tenure, Ms. Korch managed financial and capital allocation strategies, transformed core processes, and played an integral role in the integration of 32 mountain resorts. Prior to working at the Company, Ms. Korch was an Assistant Portfolio Manager at Muzinich & Company. She earned her MBA in finance from the NYU Stern School of Business and has an undergraduate degree in applied economics and business management from Cornell University.

Upon the Effective Date, Ms. Korch will be entitled to receive the following compensation:
•an annual base salary of $550,000;
•an incentive target cash bonus equal to 75% of her base salary, subject to the terms and conditions of the Company’s Management Incentive Plan;
•an annual equity award under the Company’s 2015 Omnibus Incentive Plan consisting of restricted share units of approximately $518,750 and share appreciation rights of approximately $518,750, which are expected to vest in three equal installments beginning on the first anniversary of the grant date;
•a sign on bonus consisting of $100,000 cash and a $300,000 equity award, which is expected to vest in three equal installments beginning on the first anniversary of the grant date;
•participation in the Perquisite Fund Program with an annual allowance of $50,000 per year to be used at the Company’s owned or operated resorts; and
•other customary benefits provided to senior executives of the Company.

There is no arrangement or understanding between Ms. Korch and any other person pursuant to which Ms. Korch was selected to her position. There are no transactions to which the Company is a party and in which Ms. Korch has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Korch and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

On November 28, 2022, the Company issued a press release regarding the above changes, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: November 28, 2022	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary